Exhibit 10.1

OFFICE BUILDING LEASE

THIS LEASE (the “Lease”), dated the 30th day of November 2019 (“Date of Lease”) is entered into by and between Flexpoint Sensor Systems, Inc. (“Tenant”) and FGBP, LLC (Landlord"). Upon commencement of this Lease, the previous lease dated April 1, 2009 (executed on May 8, 2009) is cancelled in its entirety and is hereby replaced with this Lease.

I.  BASIC LEASE PROVISIONS

1.1

Premises.  12,548 Rentable Square Feet of space, as (per architectural plans) outlined on Exhibit A attached hereto and made a part hereof and located at the Building. The subject unit’s address is: 12184 S. Business Park Drive, Suite C, Draper, UT 84020.

1.2

Buildings.  The building containing approximately 37,164 Rentable Square Feet and located at 12184 S. Business Park Drive, Draper, Utah 84020.

1.3

Land.  The piece or parcel of land which comprises the Building and all rights, easements and appurtenances thereunto belonging or pertaining.

1.4

Property

.  The Building and the Land.

1.5

Project.  The development known as Draper Business Park, consisting of the real property and all improvements built thereon.

1.6

Rentable Square Feet (Foot) or Rentable Area.  The rentable area within the Premises, Building or Project are per architectural plans.

1.7

Term.   This Lease shall commence on the Commencement Date in subsection 1.8 below and continue from month-to-month thereafter, terminable in accordance with subsection 1.9 below.

1.8

Commencement Date. January 1, 2020

1.9

Expiration Date.  The Lease may be terminated by Tenant upon ninety (90) days prior written notice to the Landlord or by Landlord upon ninety (90) days prior written notice to the Tenant.

1.10

Lease Year.  Each consecutive 12 month period elapsing after: (i) the Commencement Date if the Commencement Date occurs on the first day of a month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month.  Notwithstanding the foregoing, the first Lease Year shall include the additional days, if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month.

1.11

Calendar Year.  For the purpose of this Lease, Calendar Year shall be a period of 12 months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

1.12

Basic Rent.  Basic rent shall be $12,000 per month during year 1 and shall increase with a 3% escalation each year thereafter. The amounts set forth here illustrate the schedule over the first three years. These amounts are subject to adjustment as specified in Article IV.

Period

Monthly

Basic Rent

Year 1

$12,000.00

Year 2

$12,360.00

Year 3

$12,730.80

1.13

Security Deposit.  $0

1.14

Interest Rate.  The per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus 3%, but in no event greater than the maximum rate permitted by law.  In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose, at Landlord's reasonable discretion, a similarly published rate.

1.15

Tenant's Proportionate Share.  Tenant's Proportionate Share of the Building is approximately 33.76% (determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building and multiplying the resulting quotient by one hundred and rounding to the second decimal place).

1.16

Broker(s)

Landlord's

Tenant’s

(Broker Name)

1.17

Guarantor(s)

N/A

1.18        Landlord's Notice                FGBP, LLC

Address:                             PO BOX 407

Farmington, UT 84025

Attn: Tonya Collins

With Copy to:                     FGBP, LLC

1637 E. Timoney Road

Draper, Utah 84020

Attn: Alan Wheatley

1.19

Tenant's                              Flexpoint, Inc.

Notice Address.                  12184 S. Business Park Drive, Suite C

Draper, UT 84020

Attn: Clark Mower, President

1.20

Agents.

Officers, partners, directors, employees, agents, licensees, contractors, customers and invitees; to the extent customers and invitees are under the principal's control or direction.

1.21

Common Area.  All areas from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Property, and Landlord, including, without limitation, roadways, entrances and exits, loading areas, landscaped areas, open areas, park areas, service drives, walkways, common trash areas, vending or mail areas, common pipes, conduits, wires and appurtenant equipment within the Building, maintenance and utility rooms and closets, exterior lighting, exterior utility lines, and parking facilities.

II.  PREMISES AND TERM

2.1

Premises.  Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease.  Landlord and Tenant acknowledge that, as of the Commencement Date, Tenant, or its affiliate, will have been occupying the Premises pursuant to a previous lease with Landlord, and therefore Tenant understands and agrees that Tenant shall continue to accept the Premises in the condition of the Premises existing as of the Commencement Date.

2.2

Commencement Date.  The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date.

III.  BASIC RENT AND SECURITY DEPOSIT

3.1

Types of Rental Payments.  “Rent”  shall be and consist of (a) Basic Rent payable in monthly installments as set forth in Section 1.12, in advance, on or before the 15th of each and every calendar month during the Term of this Lease; and (b) Additional Rent as defined in Section 4.1.  Rent shall be paid electronically via automatic debit, ACH credit, wire transfer to such account as Landlord designates in writing to Tenant or at an address designated by Landlord for payment in lawful U.S. Dollars.

Until further written notice by Landlord all Rent shall be sent to:

Mailing Address: FGBP, LLC c/o Tonya Collins PO Box 407 Farmington, UT 84025	Overnight Address: Same	Wire Instructions: Bank: Zions Bank Account Name: FGBP, LLC Routing Number: Account Number:

3.2

Covenants Concerning Rental Payments.  Tenant shall pay the Basic Rent and the Additional Rent promptly when due, without notice or demand therefor, and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.  No payment by Tenant, or receipt or acceptance by Landlord, of a lesser amount than the correct Basic Rent and/or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy in this Lease or at law.  In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate.  Such interest shall be due and payable within two (2) days after written demand from Landlord.

3.3

Net Lease.   It is intended that the Rent provided for in this Lease shall be an absolutely net return to Landlord for the Term of this Lease and any renewals or extensions thereof, free of any and all expenses or charges with respect to the Premises except for those obligations of Landlord expressly set forth herein.

3.4

First Rent Payment. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord $14,635.08 comprising the first rent payment and the monthly additional rent (the amounts set forth in Section 1.12, and 4.3) in immediately available funds.

 IV.  ADDITIONAL RENT

4.1

Additional Rent.  In addition to paying the monthly Basic Rent, Tenant shall pay as “Additional Rent” the amounts determined pursuant to this Article IV and all other amounts payable by Tenant under this Lease.  Without limitation on the other obligations of Tenant which shall survive the expiration or earlier termination of this Lease, the obligations of Tenant to pay the Rent incurred during the Term of this Lease shall survive the expiration or earlier termination of this Lease.  For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, equal to Additional Rent for such entire Calendar Year divided by 360, such quotient multiplied by the number of days of the Term falling within such Calendar Year.

4.2

Definitions.  As used herein, the following terms shall have the following meanings:

(a)   “Basic Costs” shall mean all expenses, costs and disbursements which Landlord shall pay or become obligated to pay because of, or in connection with, the normal commercial operation, maintenance and repair of the Building, including but not limited to (i) wages, salaries and fees of all personnel directly engaged in operating, maintaining or securing the Building, including taxes, insurance and benefits relating thereto; (ii) a management fee payable to Landlord or the company or companies managing the Building; (iii) all supplies, tools, equipment and materials used directly in the operation and maintenance of the Building, including any lease payments therefor; (iv) cost of reasonable repairs and general maintenance, including but not limited to the parking lot, roof repairs, snow removal and landscaping (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other parties, and alterations attributable solely to specific tenants of the Building); (v) legal expenses and accounting expenses incurred with respect to the Building; (vi) Taxes;  (vii) cost of all maintenance and service agreements for the Building, and any equipment related thereto, including window cleaning and snow removal; (viii) Insurance Costs; and (ix) capital improvements, except that Basic Costs for capital improvements shall be limited to (A) the cost during the Term of this Lease of any capital improvement which is reasonably intended to reduce any component cost included within Basic Costs  as reasonably amortized by Landlord with interest on the unamortized amount at the Interest Rate , and (B) the cost of any capital improvements which are necessary to keep the Building or any part thereof in compliance with all governmental rules and regulations applicable thereto from time to time as reasonably amortized by Landlord with interest on the unamortized amount at the Interest Rate.  Any capital improvement costs which are included in the term “Basic Costs” shall only be included to the extent any such costs are attributable, on a straight-line amortization (based on the life of the improvement for federal tax purposes), to the remaining portion of the Term of this Lease and any renewal or extension thereof.

(b) Exclusions from Basic Costs.  The following items are specifically excluded from the definition of Basic Costs:  (i) interest (except as otherwise allowed herein); (ii) depreciation; (iii) penalties and fines; (iv) marketing expenses and commissions; (v) costs of services or labor provided solely and directly to specific tenants at the Building, including, but not limited to tenant improvement costs; (vi) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (vii) general or special assessments levied against the owner of the Building for public improvements which are not currently due; and (viii) capital improvements except as set forth in subparagraph (a) above.

(c)   “Taxes” shall be defined as (i) all real property taxes and assessments levied by any public authority against the Property; (ii) all personal property taxes levied by any public authority on personal property of Landlord used in the management, operation, maintenance and repair of the Building, (iii) all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Building, or (iv) amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Building or become payable during the Term.  Further, for the purposes of this Article IV, Taxes shall include the reasonable expenses (including, without limitation, attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Taxes, regardless of the outcome of such challenge, and any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Notwithstanding the foregoing, Landlord shall have no obligation to challenge Taxes.  If as a result of any such challenge, a tax refund is made to Landlord, then provided no Event of Default exists under this Lease, the amount of such refund less the expenses of the challenge shall be deducted from Taxes due in the Calendar Year such refund is received.  In the case of any Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law.  Nothing contained in this Lease shall require Tenant to pay any franchise, gift, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources.  Tenant hereby knowingly, voluntarily and intentionally waives any right, whether created by law or otherwise, to (a) file or otherwise protest before any taxing authority any tax rate or value determination  with respect to the Premises, the Building or the Project, even though Landlord may elect not to file any such protest, (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any taxing authority, and (c) appeal any order of a taxing authority regarding the Project.

(d)   “Insurance Costs” shall be defined as premiums and deductibles paid for insurance relating to the Building, including, without limitation, fire and extended coverage, boiler, earthquake, windstorm, rental loss, and commercial general liability insurance.

4.3

Expense Adjustment.  Commencing on the Commencement Date and continuing throughout the remainder of the Term, Tenant shall pay to Landlord as Additional Rent, on the first day of each calendar month, an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the total amount of the Basic Costs incurred with respect to each Calendar Year in the Term of this Lease (the total amount paid by the Tenant in each Calendar Year being referred to herein as the “Expense Adjustment Amount”).  The Expense Adjustment Amount for each Calendar Year shall be estimated from time to time by Landlord and communicated by written notice to Tenant not more frequently than quarterly.  Landlord shall cause to be kept books and records showing Basic Costs in accordance with an appropriate system of accounts and account practices consistently maintained.  Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount which should have been paid by Tenant for such Calendar Year (the “Final Expense Amount”) to be computed on the basis of the actual Basic Costs for each Calendar Year, and Landlord shall deliver to Tenant a statement of such Final Expense Amount.  If the Final Expense Amount exceeds the Expense Adjustment Amount, Tenant shall pay such deficiency within thirty (30) days after receipt of such statement.  If the Expense Adjustment Amount exceeds the Final Expense Amount, then at Landlord’s option such excess shall be either credited against payments of Additional Rent next due or refunded by Landlord, provided no Tenant Event of Default exists hereunder.  Delay in computation of the Final Expense Amount or any Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord’s right to collect the Final Expense Amount or Expense Adjustment Amount, as the case may be. Landlord estimates that Tenant’s Expense Adjustment Amount as of the Commencement Date will be $0.21 per Rentable Square Foot of the Premises per month provided, however that the foregoing is an estimate only and shall be subject to adjustment during the Term as provided in this Section 4.3.

4.4

Sales or Excise Taxes.  Tenant shall pay to Landlord, as Additional Rent, concurrently with payment of Basic Rent all taxes, including, but not limited to any and all sales, rent or excise taxes (but specifically excluding income taxes calculated upon the net income of Landlord) on Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, as levied or assessed by any governmental or political body or subdivision thereof against Landlord on account of such Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, or any portion thereof.  To Landlord’s current actual knowledge, Rent is not subject to sales, rent or excise taxes under Utah law as of the Date of Lease.

V.  USE

5.1

Use of Premises.  In accordance with the terms, covenants and conditions set forth in this Lease, and applicable governmental regulations, restrictions and permitting (without the necessity of obtaining any zoning changes, conditional use permits or other special use permits), the Premises may be used solely for general warehousing, light manufacturing and business office purposes and uses incidental thereto, but for no other purpose.

5.2

Operation of Tenant’s Business.  If any governmental license or permit, other than a Certificate of Occupancy (if any is issued or required), shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant  shall first provide Landlord with prior written notice and obtain Landlord’s consent thereto.  Thereafter, at its expense, Tenant shall procure such license prior to the first day of the Term, and thereafter maintain and renew such license or permit.  Tenant shall, at all times, comply with the terms and conditions of each such license or permit.  Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner which may (a) violate any Certificate of Occupancy for the Premises or for the Building; (b) cause, or be liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies; (d) impair or tend to impair the character, reputation or appearance of the Project or the Building; (e) impair or tend to impair the proper and economic maintenance, operation, and repair of the Property and the Building and/or its equipment, facilities or systems; and (f) annoy or inconvenience other tenants or users of the Building and the Project, if any.  Tenant shall take all substantial or non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including without limitation, the Occupational Safety and Health Act, and regulating Hazardous Materials (as such term is herein defined in Section 24.2). If the nature of Tenant’s use or occupancy of the Premises causes any increase in Landlord’s insurance premiums over and above those chargeable for the least hazardous type of occupancy legally permitted in the Premises, the Landlord will promptly give written notice of such increase to Tenant (which such notice shall include supporting documents evidencing such premium increase) and if Tenant fails to limit its use so as to negate such premium increase, Tenant will thereafter pay the resulting increase within ten (10) days after receipt of a statement from Landlord setting forth the amount thereof.

5.3

Use of Common Areas.  Tenant and its employees and visitors shall have the non-exclusive right to use any Common Areas  of the Property as constituted from time to time, subject to such reasonable rules and regulations governing the use as Landlord from time to time may prescribe.

VI.  CONDITION AND DELIVERY OF PREMISES

Tenant hereby covenants and agrees that Tenant is familiar with the condition of the Property and the Premises and that Tenant is accepting the Premises on an “AS-IS,” “WHERE-IS” basis, and that Landlord is making absolutely no repairs, replacements or improvements of any kind or nature to the Premises or the Property in connection with, or in consideration of, this Lease. Landlord and Tenant acknowledge that, as of the Commencement Date, Tenant, or its affiliate, will have been occupying the Premises pursuant to a previous lease with

Landlord, and therefore Tenant understands and agrees that Tenant shall continue to accept the Premises in the condition of the Premises existing as of the Commencement Date.

VII.  SUBORDINATION; NOTICE TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT

AND MORTGAGEES

This Lease is subject and subordinate to all ground or underlying leases and to any mortgage, deed of trust, security interest, or title retention interest affecting the Land, Building, Property or Project (the "Mortgage") and to all renewals, modifications, consolidations, replacements and extensions thereof.  This subordination shall be self-operative; however, in confirmation thereof, Tenant shall, within 10 days of receipt thereof, execute any instrument that Landlord or any holder of any note or obligation secured by a Mortgage (the "Mortgagee") may request confirming such subordination.   Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser.

VIII.  QUIET ENJOYMENT

So long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord, or any other person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to those of a Mortgage and to all laws, ordinances, orders, rules and regulations of any governmental authority.  Landlord shall not be responsible for the acts or omissions of any other persons or third party that may interfere with Tenant’s use and enjoyment of the Premises.

IX.  ASSIGNMENT, SUBLETTING AND MORTGAGING

AND MORTGAGING

9.1

Landlord's Consent.

(a)

Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, such consent not to be unreasonably withheld.  A transfer at any one time or from time to time of a majority interest in Tenant (whether stock, partnership interest or other form of ownership or control) shall be deemed to be an assignment of this Lease, unless at the time of such transfer Tenant is an entity whose outstanding stock is listed on a recognized security exchange.  Within 30 days following Landlord's receipt of Tenant's request for Landlord's consent to a proposed assignment, sublease, or other encumbrance, together with all information required to be delivered by Tenant pursuant to the provisions of this Section 9.1, Landlord shall:  (i) consent to such proposed transaction; (ii) refuse such consent; or (iii) elect to terminate this Lease in the event of an assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet in accordance with the provisions of Section 9.2.  Any assignment, sublease or other encumbrance without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder.  Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or sublease, Landlord and Tenant acknowledge that Landlord may withhold consent (a) if an Event of Default exists under this Lease or if an Event of Default would exist but for the pendency of any cure periods provided under Section 21.1;  or (b) if the proposed assignee or sublessee is:  a governmental entity; a person or entity with whom Landlord has negotiated for space in the Project during the prior 6 months; a present tenant in the Project; a person or entity whose tenancy in the Project would violate any exclusivity arrangement which Landlord has with any other tenant; a person or entity of a character or reputation or engaged in a business which is not consistent with the quality of the Project; or not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested.  If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord:  (1) the name and address of the proposed assignee or subtenant; (2) a counterpart of the proposed agreement of assignment or sublease; (3) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (4) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (5) executed estoppel certificates from Tenant containing such information as provided in Article XXIII; and (6) any other information reasonably requested by Landlord.

(b)

Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(i)

In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant.

(ii)

All terms and provisions of the Lease shall continue to apply after any such transaction.

(iii)

In any case where Landlord consents to an assignment, transfer, encumbrance or subletting, the undersigned Tenant and any guarantor shall nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant, any guarantor and/or any assignee without demand upon or proceeding in any way against any other person.  Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting.

(iv)

Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums.  Notwithstanding the foregoing, in the event that the rent due and payable by a sublessee under any such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided Rent payable under this Lease, or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee, or other transferee exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord such excess rent and other excess consideration in accordance with Section 9.3 within 10 days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case may be.

(v)

Tenant shall pay Landlord a fee in the amount of $2,500.00 to reimburse Landlord for all its expenses under this Article IX, including, without limitation, reasonable attorneys’ fees.

9.2

Landlord's Option to Recapture Premises.  If Tenant proposes to assign this Lease, Landlord may, at its option, upon written notice to Tenant given within 30 days after its receipt of Tenant's notice of proposed assignment, together with all other necessary information, elect to recapture the Premises and terminate this Lease.  If Tenant proposes to sublease all or part of the Premises, Landlord may, at its option upon written notice to Tenant given within 30 days after its receipt of Tenant's notice of proposed subletting, together with all other necessary information, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured.  If a portion of the Premises is recaptured, the Rent payable under this Lease shall be proportionately reduced based on the square footage of the Rentable Square Feet retained by Tenant and the square footage of the Rentable Square Feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith.  Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant.  Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the Term).

9.3

Distribution of Net Profits.  In the event that Tenant assigns this Lease or sublets all or any portion of the Premises during the Term to any entity, Landlord shall receive 0% of any “Net Profits” (as hereinafter defined) and Tenant shall receive 100% of any Net Profits received by Tenant from any such assignment or subletting. The term "Net Profits" as used herein shall mean such portion of the Rent payable by such assignee or subtenant in excess of the Rent payable by Tenant under this Lease (or pro rata portion thereof in the event of a subletting) for the corresponding period, after deducting from such excess Rent all of Tenant's documented reasonable third party costs associated with such assignment or subletting, including, without limitation, broker commissions, attorney fees and any costs incurred by Tenant to prepare or alter the Premises, or portion thereof, for the assignee or sublessee.

9.4

Transfers to Related Entities.  Notwithstanding anything in this Article IX to the contrary, provided no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for under Section 21.1, Tenant may, without Landlord's consent, but after providing written notice to Landlord and subject to the provisions of Section 9.1(b)(i-iii) , assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined) provided that (i) such Related Entity is not a governmental entity or agency; (ii) such Related Entity's use of the Premises would not cause Landlord to be in violation of any exclusivity agreement within the Project; and (iii) the net worth (computed in accordance with generally accepted accounting principles exclusive of goodwill) of any assignee after such transfer is greater than or equal to the greater of (a) the net worth of Tenant as of the Date of Lease; or (b) the net worth of Tenant immediately prior to such transfer, and proof satisfactory to Landlord that such net worth standards have been met shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. "Related Entity" shall be defined as any parent company, subsidiary, affiliate or related corporate entity of Tenant that controls, is controlled by, or is under common control with Tenant.

X.  COMPLIANCE WITH LAWS

10.1

General Compliance.

Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any governmental or administrative authority with respect to the Premises or the use or occupation thereof.  Tenant shall, at Tenant’s expense, comply with all laws and requirements of any governmental or administrative authorities which shall impose any violation, order or duty on Landlord or Tenant arising from (a) Tenant’s particular use of the Premises; (b) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or caused by Tenant; (d) breach of any of Tenant’s obligations under this Lease, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Article X.  Nothing in this Article X shall make Tenant responsible for any structural repairs or improvements that are not specifically necessitated by the causes set forth in Clauses (a), (b), (c) or (d) of the immediately preceding sentence.

10.2

ADA Compliance.  Notwithstanding any other statement in this Lease, the following provisions shall govern the parties' compliance with the Americans With Disabilities Act of 1990, as amended from time to time, Public Law 101-336; 42 U.S.C. §§12101, et seq. (the foregoing, together with any similar state statute governing access for the disabled or handicapped collectively referred to as the "ADA"):

(a)

To the extent governmentally required as of the Commencement Date of this Lease, Landlord shall be responsible for the cost of compliance with Title III of the ADA, and such cost shall not be included in Basic Costs, with respect to any repairs, replacements or alterations to the Common Areas of the Project.  To the extent governmentally required subsequent to the Commencement Date of this Lease as a result of an amendment to Title III of the ADA or any regulation thereunder enacted subsequent to the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations to the Common Area of the Project, and such expense shall be included in Basic Costs.  Landlord shall indemnify, defend and hold harmless Tenant and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with Landlord's failure to comply with Title III of the ADA as required above.

(b)

To the extent governmentally required, Tenant shall be responsible for compliance, at its expense, with Titles I and III of the ADA with respect to the Premises.  Tenant shall indemnify, defend and hold harmless Landlord and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with Tenant's failure to comply with Titles I and III of the ADA as required above.

XI.  INSURANCE

11.1

Certain Insurance Risks.  Tenant will not do or permit to be done any act or thing upon the Premises, the Property or the Project which would: (i) jeopardize or be in conflict with fire insurance policies covering the Project, and fixtures and property in the Project; or (ii) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general business office and warehouse use of the Project; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Property.

11.2

Landlord's Insurance.  At all times during the Term, Landlord will carry and maintain:

(a)

Property insurance coverage at least equal to ISO Special Form causes of loss with respect to the Building, its equipment and common area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by the Landlord;

(b)

Bodily injury and property damage insurance; and

(c)

Such other insurance as Landlord reasonably determines from time to time.

The insurance coverages and amounts in this Section 11.2 will be determined by Landlord in an exercise of its reasonable discretion.

11.3

Tenant’s Insurance.  At all times during the Term, Tenant will carry and maintain, at Tenant’s expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

(a)  Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000.  All such insurance will be on an occurrence commercial general liability ISO standard form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of its indemnity obligations under this Lease.  Such insurance shall include waiver of subrogation rights in favor of Landlord and Landlord’s management company;

(b)  Insurance covering all of Tenant’s furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant’s business and found in, on or about the Property, and any leasehold improvements to the Premises in excess of any initial build-out of the Premises by the Landlord, in an amount not less than the full replacement cost.  Property forms will provide coverage on an open perils basis insuring against “all risks of direct physical loss.”  All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease ceases under the provisions of Article XIX, Tenant will be entitled to any proceeds resulting from damage to Tenant’s furniture and fixtures, machinery and equipment, stock and any other personal property;

(c)  Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including employer’s liability insurance in the limit of $1,000,000 aggregate.  Such insurance shall include waiver of subrogation rights in favor of Landlord and Landlord’s management company;

(d)  If Tenant operates owned, hired, or non-owned vehicles on the Property, commercial automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage;

(e) Umbrella liability insurance in excess of the underlying coverage listed in paragraphs (a), (c) and (d) above, with limits of not less than $2,000,000 per occurrence/$2,000,000 aggregate;

(f) Loss of income and extra expense insurance and contingent business income insurance in amounts as will reimburse Tenant for direct or indirect loss of earning attributable to all perils insured against under the ISO Causes of Loss - Special Form Coverage, or attributable to prevention of access to the Premises as a result of such perils.  Such insurance shall provide for an extended period of indemnity to be not less than twelve (12) months; and

(g) All insurance required under this Article XI shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a rating not less than A:VIII as rated in the most current copy of Best’s Insurance Report in the form customary to this locality.

11.4

Forms of the Policies.  Landlord, Landlord’s management company and such other parties as Landlord shall designate to Tenant who have an insurable interest in the Premises or Property shall be (i) named as additional insured with respect to the coverages provided for under Section 11.3 (a), (c), (d) and (e) (other than Worker’s Compensation), and (ii) as loss payees as their interest may appear with respect to the coverage provided under Section 11.3 (b).  Certificates of insurance together with copies of the policies and any endorsements naming Landlord, Landlord’s management company, and any others specified by Landlord as additional insureds or loss payee (as the case may be) will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least sixty (60) days prior to the expiration of the term or reduction in coverage of each such policy.  Each insurance policy required hereunder will specifically provide that such insurance policy cannot be terminated without giving at least thirty (30) days prior written notice to Landlord and Landlord’s Mortgagee. All policies required to be maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.  Commercial general liability insurance required to be maintained by Tenant by this Article XI will not be subject to a deductible.  In the event Tenant fails to purchase and maintain any of the insurance required hereunder, Landlord reserves the right, but not the obligation, to purchase such insurance on behalf of Tenant, and at Tenant’s expense, with any expenses incurred by Landlord in connection therewith being reimbursed to Landlord by Tenant within thirty (30) days of written demand thereof.

11.5

Waiver of Subrogation.  Landlord and Tenant each waive and shall cause their respective insurance carriers to waive any and all rights to recover against the other or against the Agents of such other party for any loss or damage to such waiving party (including deductible amounts) arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article XI or any other property insurance actually carried by such party to the extent of the limits of such policy.   Tenant, from time to time, will cause its respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Property or the Premises or the contents of the Property or the Premises.  Tenant agrees to cause all other occupants of the Premises claiming by, under or through  Tenant, to execute and deliver to Landlord and Landlord’s management company such a waiver of claims and to obtain such waiver of subrogation rights endorsements

11.6

Adequacy of Coverage.  Landlord and its Agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article XI are adequate to protect Tenant.  If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.  Furthermore, in no way does the insurance required herein limit the liability of Tenant assumed elsewhere in the Lease.

XII.  ALTERATIONS

12.1

Procedural Requirements.  Tenant may, from time to time, at its expense, make such alterations, additions, or improvements (hereinafter collectively referred to as “Alterations”) in and to the Premises as Tenant may reasonably consider necessary for the conduct of its business in the Premises; provided, however, that the written consent of the Landlord is first obtained.  Landlord’s consent shall not be unreasonably withheld to Alterations, provided that: (a) the exterior of the Building shall not be affected; (b) the Alterations are non-structural and the structural integrity of the Building shall not be affected; (c) the Alterations are to the interior of the Premises and no part of the Building (including the roof) outside of the Premises shall be affected; (d) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building shall not be affected and the usage of such systems by Tenant shall not be increased; (e) Tenant shall have appropriate insurance coverage reasonably satisfactory to Landlord regarding the Alterations; (f) the Alterations do not require the issuance of a building permit and (g) before proceeding with any Alterations, Tenant shall submit to Landlord for Landlord’s approval, plans and specifications for the work to be done and Tenant shall not proceed with such work until Tenant has received said approval.  Tenant shall obtain and deliver to Landlord (if so requested) either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in the state in which the Project is located) each in an amount equal to one hundred twenty-five percent (125%) of the estimated cost of the Alterations and in form satisfactory to Landlord, or (ii) such other security as shall be reasonably satisfactory to Landlord.

12.2

Performance of Alterations.  Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for the final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and in compliance with all applicable laws and requirements of public authorities, including without limitation, Titles I and III of the ADA, the OSHA General Industry Standard (29 C.F.R. Section 1910.1001, et seq.) and the OSHA Construction Standard (29 C.F.R. Section 1926.1001, et seq.), all entities holding Mortgages on the Building and with Landlord’s rules and regulations or any other restrictions Landlord may impose on the Alterations.  Tenant shall not commence any Alterations without having first demonstrated, to Landlord’s satisfaction, that all such permits and certificates have been obtained.  The Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Building established by Landlord.  Alterations shall be performed by contractors first approved by Landlord, and Tenant’s Agents  shall work in harmony, and not interfere with, Landlord and its Agents or with any other tenants or occupants of the Building.  Tenant shall, and hereby does, indemnify, defend, and hold Landlord harmless from any and all claims, damages or losses, of any nature (including reasonable fees of attorneys of Landlord’s choosing), suffered by Landlord, whether directly or indirectly, as a result of, or due to, or arising from, the performance of any Alterations by, or on behalf of, Tenant.  Alterations shall be performed in such manner so as to not unreasonably interfere with or delay and so as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such expense is incurred by Landlord, Tenant shall pay the same upon demand.  Tenant acknowledges that if any Alterations commenced or performed in violation of any provision of this Article XII shall cause Landlord irreparable injury, Landlord shall have the right to enjoin any such violations by injunction or other equitable relief.

12.3

Lien Prohibition.  Tenant shall not permit any mechanics’ or material mens’ liens to attach to the Premises, the Property, the Project, Tenant’s leasehold estate or any of them.  Tenant shall and hereby does defend, indemnify, and hold Landlord harmless from and against any and all mechanics’ and other liens and encumbrances filed in connection with Alterations or any other work, labor, services, or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including, without limitation, security interests in any materials, fixtures or articles installed in and constituting a part of the Premises and against all costs, expenses, and liabilities (including reasonable fees of attorneys of Landlord’s choosing) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon.  Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within ten (10) days after the filing thereof.  In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord for all costs and expenses incurred in connection therewith, together with interest thereon at the Interest Rate set forth in Section 1.14 above, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises, the Property, the Project, Tenant's leasehold estate or any of them.

XIII.  LANDLORD’S AND TENANT’S PROPERTY

13.1

Landlord’s Property.  All fixtures, machinery, equipment, improvements and appurtenances to, or built into, the Premises after the Commencement Date,  whether or not placed there by, or at the expense of, Tenant shall be and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant unless Landlord requests their removal, in which event Tenant shall, on or before the Expiration Date or earlier termination of this Lease, remove the designated items, repair any damage to the Premises or Building resulting from such removal, and restore the Premises to the condition existing as of the Commencement Date.  Further, any personal property in the Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain the property of the Landlord and shall not be removed by Tenant.  Any flooring in the Premises during the Term shall be and remain the property of Landlord and shall not be removed or replaced without the prior written consent and approval by Landlord.

13.2

Tenant’s Property.  All movable business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to, or built into, the Premises, which are installed in the Premises by, or for the account of, Tenant without expense to Landlord and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises shall be and shall remain the property of Tenant (the “Tenant’s Property”) and may be removed by Tenant at any time during the Term, provided no Tenant Event of Default exists hereunder.  In the event Tenant’s Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof and restore the Premises to the condition existing as of the Commencement Date.

13.3

Removal of Tenant’s Property.  At or before the Expiration Date, or the date of any earlier termination hereof, Tenant, at  its expense, shall remove from the Premises all of Tenant’s Property, and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property and restore the Premises to the condition existing as of the Commencement Date.  Any items of Tenant’s Property which shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.  Notwithstanding the foregoing, if a Tenant  Event of Default exists under the terms of this Lease, Tenant shall only remove Tenant’s property from the Premises upon the express, written direction of Landlord.

XIV.  REPAIRS AND MAINTENANCE

14.1

Tenant Repairs and Maintenance.  Except with respect to Landlord’s obligations set forth in Section 14.2 below, Tenant, at its sole cost and expense, throughout the Term of this Lease, shall take good care of the Premises, and shall keep the same in good, first class order, condition and repair, and shall make and perform all routine maintenance thereof, including janitorial maintenance, and all necessary  repairs, ordinary and extraordinary, foreseen and  unforeseen, of every nature, kind and description.  As used herein, “repairs” shall include all necessary replacements, restorations, renewals, alterations, additions and betterments to the Premises.  All repairs made by Tenant shall be at least the quality and cost of the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore and hereafter enacted.  The necessity  for or adequacy of maintenance  and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any damage or injury to the improvements. Throughout the Term of this Lease, Tenant will maintain (a) a maintenance contract for servicing of the HVAC system with a servicer reasonably acceptable to Landlord, and (b) maintenance logs on site and will cause the personnel engaged in the maintenance of the Premises to make timely and detailed entries in those logs so that the logs at all times accurately reflect the maintenance activity performed with respect to the Premises and its Building systems.  Landlord’s representatives may inspect and copy those logs at any reasonable time after reasonable notice has been given to Tenant. Landlord will have the right to cause the maintenance of the Premises to be reviewed and the Premises inspected annually (or more frequently if Landlord determines that it is prudent to do so) by a qualified engineer or property manager consultant of Landlord’s choosing, to determine whether Tenant is maintaining the Premises in accordance with this Section 14.1 and, if it is determined that Tenant has not maintained the

Premises as herein required, Tenant will reimburse Landlord for the cost of repairing the Premises and for the fees and expenses of such engineer or consultant within thirty (30) days after Landlord’s demand. Tenant will cooperate with the engineer or consultant in its performance of such review and inspection. Except with respect to the maintenance contract for the servicing of the HVAC system, Tenant may fulfill its maintenance and repair obligations under this Section 14.1 at its option either through the use of its employees or through the use of Agents.  Notwithstanding the above, Landlord may enter into a master service agreement for HVAC maintenance with respect to the Property and Tenant shall pay its Proportionate Share of such cost in accordance with the provisions of Article IV.

14.2

Landlord Repairs. Landlord shall keep in good repair, (i) the structural portions of the foundation and exterior walls (exclusive of all glass and all exterior doors) of the Building;  (ii) the roof of the Building;  and (iii) the outside Common Areas of the Property, including the parking lots, landscaping and underground utility and sewer pipes outside the exterior walls of the Building, if any.  All such repairs shall be at Landlord’s sole cost and expense, except that the cost of  such items shall be a Basic Cost to the extent permitted by the provisions of Article IV.  Notwithstanding the foregoing, the cost of repairs referenced in this Section 14.2 rendered necessary  by the negligence or willful misconduct of Tenant or Tenant’s Agents or as a result of Tenant’s failure to use the Premises in accordance with the terms of Article V of this Lease, shall be reimbursed by Tenant to Landlord within thirty (30) days of Landlord’s written demand.  Tenant hereby waives any right to make repairs and deduct the expenses of such repairs from the Basic Rent or Additional Rent due under the Lease.

14.3

Tenant Equipment.  Tenant shall not place a load upon any floor of the Premises which exceeds either the load per square foot which such floor was designed to carry or which is allowed by law.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibrations that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord shall, at the Tenant’s expense, be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration.

14.4

Landlord’s Warranty.   Landlord will deliver the HVAC, electrical, mechanical and plumbing systems serving the Premises in good working order and condition as of the Commencement Date.  Further, if any repairs or replacements of the HVAC system are required during the first three hundred sixty-five (365) days of the Term (and Tenant notifies Landlord in writing of the need for such repair or replacement prior to the expiration of such three hundred sixty-five (365) day period), then, notwithstanding the provisions of Section 14.1 of this Lease, Landlord, at Landlord’s cost, will make and perform all such repairs and replacements. Notwithstanding the foregoing, the cost of repairs and replacements referenced in this Section 14.4 rendered necessary by the negligence or willful misconduct of Tenant or Tenant’s Agents or as a result of Tenant’s failure to consistently comply with its maintenance obligations set forth in Section 14.1 shall be reimbursed by Tenant to Landlord within thirty (30) days of Landlord’s written demand.

XV.  UTILITIES

15.1

Purchasing Utilities.  Tenant shall purchase all utility services including, but not limited to, fuel, water, sewerage and electricity, from the utility or municipality providing such service, shall provide for  cleaning and extermination services, and shall pay for such services when payments therefor are due.  Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services.

15.2

Use of Electrical Energy by Tenant.  Tenant’s use of electrical energy in the Premises shall not, at any time, exceed the capacity of (i) any of the electrical conductors and equipment in or otherwise serving the Premises; or (ii) the Building’s HVAC system.  In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance, make any material alteration or addition to the electrical system of the Premises existing as of the Commencement Date.

XVI.  INVOLUNTARY CESSATION OF SERVICES

Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of the heating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord in good faith deems necessary, or (ii) any other cause beyond Landlord’s reasonable control.  Further, it is also understood and agreed that Landlord shall have no liability or responsibility for a cessation of services to the Premises or in the Building which occurs as a result of causes beyond Landlord’s control.  No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease including the obligation to pay Rent.  Notwithstanding the foregoing, (i) if any interruption of utilities or services required to be provided by Landlord under this Lease shall continue for five (5) business days after written notice from Tenant to Landlord; and (ii) such interruption of utilities or services shall render any portion of the Premises unusable for the normal conduct of Tenant’s business and Tenant, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business; and (iii) such interruption of utilities or services is due to the negligence or willful misconduct of Landlord; then all Rent payable hereunder with respect to such portion of the Premises rendered unusable for the normal conduct of Tenant’s business in which Tenant, in fact, ceases to use and occupy, shall be abated after the expiration of such five (5) business day period, in the event such utilities or services are not restored, and continue until such time that the utilities or services are restored.

XVII.  LANDLORD’S RIGHTS OF ACCESS

Landlord and its Agents shall have the right to enter and/or pass through the Premises at any time or times (a) to examine the Premises and to show them to actual and prospective Mortgagees, or prospective purchasers or Mortgagees of the Building; and (b) to make such repairs, alterations, additions and improvements in or to the Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make; provided, however, that Landlord shall use reasonable efforts to avoid disturbing Tenant, Tenant’s employees and Tenant’s business operations.  Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s covenants and obligations hereunder.  During the period of twelve (12) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises), Landlord and its Agents may exhibit the Premises to prospective tenants.

XVIII.  LIABILITY AND INDEMNIFICATION OF LANDLORD

18.1

Indemnification.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant will neither hold nor attempt to hold Landlord, its Agents or Mortgagee liable for, and Tenant will indemnify, hold harmless and defend (with counsel reasonably acceptable to Landlord) Landlord, its Agents and Mortgagee, from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses  (including, without limitation, reasonable attorneys' fees) incurred in connection with or arising from (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or its Agents; (ii) any activity, work or thing done, permitted or suffered by Tenant or its Agents in or about the Premises or the Project; (iii) any acts, omissions or negligence of Tenant or its Agents; (iv) any breach, violation or nonperformance by Tenant or its Agents of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant or its Agents.

18.2

Waiver and Release.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, Tenant covenants and agrees that Landlord, its Agents and Mortgagee will not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant's business occasioned by (i) any act or omission of Landlord or its Agents; (ii) any acts or omissions, including theft, of or by any other tenant, occupant or visitor of the Project; or  (iii) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness.  Tenant agrees to give prompt notice to Landlord upon the occurrence of any of the events set forth in this Section 18.2 or of defects in the Premises or the Building, or in the fixtures or equipment.

18.3

Survival.  The covenants, agreements and indemnification obligations under this Article XVIII will survive the expiration or earlier termination of this Lease.  Tenant’s covenants, agreements and indemnification obligations are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

XIX.  DAMAGE OR DESTRUCTION

19.1

Damage to the Premises.  If the Premises or the Building shall be damaged by fire or other insured cause, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other insured cause to such an extent that, in Landlord's reasonable judgment, the damage cannot be substantially repaired within 270 days after the date of such damage, or if the Premises are substantially damaged during the last Lease Year, then:  (i) Landlord may terminate this Lease as of the date of such damage by written notice to Tenant; or (ii) Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within 10 days after (a) Landlord's delivery of a notice that the repairs cannot be made within such 270-day period (Landlord shall use reasonable efforts to deliver to Tenant such notice within 60 days of the date of such damage or casualty); or (b) the date of damage, in the event the damage occurs during the last year of the Lease.  Rent shall be apportioned and paid to the date of such damage.

During the period that Tenant is deprived of the use of the damaged portion of the Premises, Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the Premises damaged bears to the total Rentable Square Footage of the Premises before such damage.  All injury or damage to the Premises or the Building resulting from the gross negligence or willful misconduct of Tenant or its Agents shall be repaired by Landlord, at Tenant's expense, and Rent shall not abate nor shall Tenant be entitled to terminate the Lease.  Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace, or repair any of the following:  (i) specialized Tenant improvements as reasonably determined by Landlord; (ii) Alterations; or (iii) Tenant's Property.

19.2

Condemnation.  If any of the Premises, 20% or more of the Building or 30% or more of the Land shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority.  If less than 20% of the Building (none of which is within the Premises) and less than 30% of the Land is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), this Lease shall continue in full force and effect.  Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's Property (other than its leasehold interest in the Premises)which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award.   Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

XX.  SURRENDER AND HOLDOVER

On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of the Tenant’s Property therefrom, except as otherwise expressly provided in this Lease.  In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant’s possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal options) shall be applicable during such holdover period, except the daily Basic Rent shall be one hundred fifty percent (150%) of the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a thirty (30) day month) .  Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law.  If Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover, Tenant shall be liable to Landlord for all damages, including, without limitation, special or consequential damages, that Landlord suffers from the holdover.

XXI.  DEFAULT OF TENANT

21.1

Events of Default.  Each of the following shall constitute an Event of Default:  (i) Tenant fails to pay Rent within 5 days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the previous twelve (12) months; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within 10 days after notice from Landlord; provided, however, that if Landlord reasonably determines that such failure cannot be cured within said 10-day period, then Landlord may in its reasonable discretion extend the period to cure the default for up to an additional 20 days provided Tenant has commenced to cure the default within the 10-day period and diligently pursues such cure to completion (notwithstanding the foregoing, if Landlord provides Tenant with notice of Tenant’s failure to observe or perform any term, condition or covenant under this Subsection (ii) on 2 or more occasions during any 12 month period, then Tenant’s subsequent violation shall, at Landlord’s option, be deemed an Event of Default immediately upon the occurrence of such failure, regardless of whether Landlord provides Tenant notice, or Tenant has commenced the cure of the same); (iii) Tenant abandons or vacates the Premises or fails to take occupancy of the Premises within 90 days after the Commencement Date;  (iv) Tenant fails to execute and return a subordination agreement or estoppel within the time periods provided for in Article VII or Article XXIII; (v) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or  a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant’s or Guarantor’s assets is appointed, or Tenant or Guarantor hereafter files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within 60 days; or (vi) Tenant fails to immediately remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease. Any notice periods provided for under this Section 21.1 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

21.2

Landlord’s Remedies.  Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity, elect one or more of the following remedies:

(a)

Terminate this Lease, or terminate Tenant’s right of possession to the Premises without terminating this Lease, and with or without reentering and repossessing the Premises.  Upon any termination of this Lease, or upon any termination of Tenant’s right of possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord. If Tenant fails to surrender possession and vacate the Premises, Landlord and its Agents shall have full and free license to enter into and upon the Premises with or without process of law for the purpose of repossessing the Premises, removing Tenant and removing, storing or disposing of any and all Alterations, signs, personal property, equipment and other property therefrom.  Landlord may take these actions without (i) being deemed guilty of trespass, eviction or forcible entry or detainer, (ii) incurring any liability for any damage resulting therefrom, for which Tenant hereby waives any right to claim, (iii) terminating this Lease (unless Landlord intends to do so), (iv) releasing Tenant or any guarantor, in whole or in part, from any obligation under this Lease or any guaranty thereof, including, without limitation, the obligation to pay Rent or Damages (as defined herein) or (v) relinquishing any other right given to Landlord hereunder or by operation of law;

(b)

Recover unpaid Rent (whether accruing prior to, on or after the date of termination of this Lease or Tenant’s right of possession and/or pursuant to the holdover provisions of Article XX), Rental Deficiency (as defined herein) and/or any Damages (as defined herein).  “Rental Deficiency” is defined as a contractual measure of damages for Tenant’s non-payment of Rent measured by either the (i) “Actual Rental Deficiency”, which means the difference (never less than zero) between (A) the Basic Rent due for, and other Rent allocable under this Lease to, each calendar month beginning with the first month with respect to which Landlord receives rent from reletting the Premises and (B) the proceeds, if any,  that Landlord actually collects from any substitute tenant for any part of the Premises in each corresponding month in which the Term and the term of the substitute tenant’s lease overlap; or (ii) “Market Rental Deficiency”, which is the present value (determined using a discount rate of seven percent [7%] per annum) of the difference (never less than zero) between (A) the total Rent which would have accrued to Landlord under this Lease for the remainder of the Term of this Lease (or such portion of the Term in which Landlord elects to recover this damage measure), if the terms of this Lease had been fully complied with by Tenant, and (B) the total fair market rental value of the Premises for the remainder of the Term of the Lease (or such portion of the Term in which Landlord elects to recover this damage measure). In determining the Market Rental Deficiency, the total fair market rental value will be the prevailing market rate for full service base rent for tenants of comparable quality for leases in buildings of comparable size, age, use location and quality in the marketplace in which the Project is located, taking into consideration the extent of the availability of space as large as the Premises in the marketplace.  “Damages” shall mean all actual, incidental, and consequential damages, court costs, interest and attorneys’ fees arising from Tenant’s breach of the Lease, including, without limitation, (i) reletting costs, including, without limitation, the cost of restoring the Premises to the condition necessary to rent the Premises at the prevailing market rate, normal wear and tear excepted (including, without limitation, cleaning, decorating, repair and remodeling costs), brokerage fees, legal fees, advertising costs and the like); (ii) Landlord’s cost of recovering possession of the Premises; (iii) the cost of removing, storing and disposing of any of Tenant’s or other occupant’s property left on the Premises after reentry; (iv) any increase in insurance premiums caused by the vacancy of the Premises, (v) the amount of any unamortized improvements to the Premises in connection with this Lease paid for by Landlord, (vi) the amount of any unamortized brokerage commission paid by Landlord in connection with the leasing of the Premises to Tenant; (vii) costs incurred in connection with collecting any money owed by Tenant or a substitute tenant, (viii) any other sum of money or damages owed by Tenant to Landlord or incurred by Landlord as a result of or arising from, Tenant’s breach of the Lease or Landlord’s exercise of its rights and remedies for such breach, (ix) any contractual or liquidated type or measures of damages specified in this Lease and (x) any other type of measure of damages recoverable for any particular breach under applicable law statute, ordinance or governmental rule or regulation.  Landlord may file suit to recover any sums falling due under the terms of this Section 21.2(b) from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord.  Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(c)

If Landlord elects to terminate Tenant’s right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all Rent and all other Damages, except to the extent otherwise provided under Section 21.3, and Landlord  may (but shall not be obligated to) relet the Premises, or any part thereof, to a substitute tenant or tenants, for a period of time equal to or lesser or greater than the remainder of the Term of this Lease on whatever terms and conditions Landlord, at Landlord’s sole discretion, deems advisable.  Notwithstanding any provision in this Section 21.2(c) to the contrary, Landlord may at (i) any time after reletting the Premises elect to exercise its rights under Section 21.2(b) for such previous breach; and (ii) upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the Term of this Lease, either relet to still another substitute tenant or exercise its rights under Section 21.2(b).  For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary.

(d)

Take any lawful self-help or judicial action, including using a master or duplicate key or changing or picking the locks and security devices, without having any civil or criminal liability therefor to (i) reenter the Premises, repossess the Premises and exclude Tenant and other occupants from the Premises, and/or (ii) make such payment or do such act as Landlord determines is necessary (without obligation to do so) to cure the Event of Default or otherwise satisfy Tenant’s obligations under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in connection with the foregoing actions, which expenses shall bear interest until paid at the Interest Rate, and that Landlord shall not be liable for any damages resulting to Tenant from such actions.

(e)

Withhold or suspend payment that this Lease would otherwise require Landlord to make.

(f)

Recover, but only if Tenant fails to pay Basic Rent, and Landlord terminates this Lease or Tenant’s right of possession with more than twelve (12) months remaining in the Term, liquidated rental damages for the period after any such termination equal to twelve (12) times the monthly Rent in lieu of any other contractual or legal measure of damages for Tenant’s non-payment of Basic Rent, and the parties agree that this is a reasonable estimate of Landlord’s damages for such a breach given the uncertainty of future market rental rates and the duration of any vacancy.

(g)

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.  In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

21.3

Mitigation of Damages.  Notwithstanding the foregoing, to the extent (but no further) Landlord is required by applicable law to mitigate damages, or is required by law to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that Tenant waive and Tenant hereby waives such requirements to the maximum extent permitted by applicable law), Tenant agrees that if Landlord markets the Premises in a manner substantially similar to the manner in which Landlord markets other space in the Building, then Landlord shall be deemed to have used commercially reasonable efforts to mitigate damages.  Tenant shall continue to be liable for all Rent (whether accruing prior to, on or after the date of termination of this Lease or Tenant’s right of possession and/or pursuant to the holdover provisions of Article XX above) and Damages, except to the extent that Tenant receives any credit against unpaid Rent under Section 21.2(b) or pleads and proves by clear and convincing evidence that Landlord fails to exercise commercially reasonable efforts to mitigate damages to the extent required under this Section 21.3 and that Landlord’s failure caused an avoidable and quantifiable increase in Landlord’s damages for unpaid Rent.  Without limitation to the foregoing, Landlord shall not be deemed to have failed to mitigate damages, or use efforts required by law to do so, because:  (i) Landlord leases other space in the Building which is vacant prior to re-letting the Premises; (ii) Landlord refuses to relet the Premises to any Related Entity of Tenant, or any principal of Tenant, or any Related Entity of such principal; (iii) Landlord refuses to relet the Premises to any person or entity whose creditworthiness is not acceptable to Landlord in the exercise of its reasonable discretion; (iv) Landlord refuses to relet the Premises to any person or entity because the use proposed to be made of the Premises by such prospective tenant is not warehouse or general business office use of a type and nature consistent with that of the other tenants in the portions of the Building leased or held for lease for warehouse and general business office purposes as of the date Tenant defaults under this Lease (by way of illustration, but not limitation, manufacturing facilities, government offices, consular offices, doctor’s offices or medical or dental clinics or laboratories, or schools would not be uses consistent with that of other tenants in the Building), or such use would, in Landlord’s reasonable judgment, impose unreasonable or excessive demands upon the Building systems, equipment or facilities; (v) Landlord refuses to relet the Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with Landlord or any of its affiliates; (vi) Landlord refuses to relet the Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building, or would cause Landlord to be in default of, or to be unable to perform any of its covenants or obligations under, any agreements between Landlord and any third party; (vii) Landlord refuses to relet the Premises because the proposed tenant is unwilling to execute and deliver Landlord’s standard lease form or such tenant requires improvements to the Premises to be paid at Landlord’s cost and expense; (viii) Landlord refuses to relet the Premises to a person or entity whose character or reputation, or the nature of such prospective tenant’s business, would not be acceptable to Landlord in its reasonable discretion; or (ix) Landlord refuses to expend any material sums of money to market the Premises in excess of the sums Landlord typically expends in connection with the marketing of other space in the Building.

21.4

No Waiver.  If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder.  No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof.  No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.  No act, omission, reletting or re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease, shall be construed as an actual or constructive eviction of Tenant, or an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.

21.5

Late Payment.  If Tenant fails to pay any Rent within 10 days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of 5% of the amount of such overdue Rent.  Such late charge shall be deemed Rent and shall be due and payable within 2 days after written demand from Landlord.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is not readily ascertainable.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises and/or Property.  Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amounts, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

21.6

Waiver of Redemption.  Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

21.7

Landlord’s Lien.  To secure the payment of all Rent due and to become due hereunder and the faithful performance of all the other covenants of this Lease required by Tenant to be performed, Tenant hereby gives to Landlord an express contract lien on and security interest in all property, chattels, or merchandise which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Tenant.  This lien and security interest are given in addition to any Landlord’s statutory lien(s) and shall be cumulative thereto.  Tenant authorizes Landlord to  execute and file Uniform Commercial Code financing statements relating to the aforesaid security interest.  If an Event of Default occurs, then Landlord will be entitled to exercise any or all rights and remedies under the Uniform Commercial Code, this Lease or by law and may sell any of the property described above at a public or private sale upon 10 days’ notice to Tenant, which notice Tenant stipulates is adequate and reasonable.  The parties agree that Rule 69B of the Utah Rules of Civil Procedure shall govern any public sale of the property subject to Landlord’s lien and that for the purposes of Rule 69B(a), the property may be sold before judgment and that the interests of the parties will be served by such sale. As with a statutory lessor’s lien, the parties intend that the lien granted to Landlord under this Section be preferred to all other liens or claims except claims for taxes and for mechanics’ liens under Title 38, Chapter 1 of the Utah Code, perfected security interests, and claims of employees for wages which are preferred by law.  Tenant stipulates that, upon application by Landlord pursuant to the procedure identified in Utah Code Ann. § 38-3-4, as amended, except as modified below, a court of law may issue a writ of attachment on any property on the Premises that is subject to a statutory or contractual lessor’s lien, and that the court may do so without prior notice to Tenant.  Tenant stipulates, however, that the bond requirement of Utah Code Ann. § 38-3-4, shall be waived and Landlord shall not be required to post a bond.  While it is the parties’ intention to waive the bond requirement, if a court does require Landlord to post a bond, Tenant stipulates that a bond of $5,000.00 or less shall be sufficient.

XXII.  BROKER

Both parties acknowledge that one or more of the owners of the building is a licensed real estate agent in the state of Utah. Landlord and Tenant each represent and warrant to the other that it has dealt with no broker, agent finder or other person other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any and all loss, costs, damages or expenses (including, without limitation, all attorney’s fees and disbursements) by reason of any claim of liability to or from any broker or person arising from or out of any breach of the indemnitor’s representation and warranty.

XXIII.  ESTOPPEL CERTIFICATES

Tenant agrees, at any time and from time to time, as requested by Landlord, to execute and deliver to Landlord (and to any existing or prospective mortgage lender, ground lessor, or purchaser designated by Landlord), within ten (10) days after the request therefor, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); certifying the dates to which the Rent has been paid; stating whether or not Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default; and stating whether or not any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event.  Any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and by others with whom such party may be dealing, regardless of independent investigation.  Tenant also shall include in any such statements such other information concerning this Lease as Landlord may reasonably request including, but not limited to, the amount of Basic Rent and Additional Rent under this Lease, and whether Landlord has completed all improvements to the Premises required under this Lease.  If Tenant fails to execute, acknowledge or deliver any such statement within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact (which appointment is agreed to be coupled with an interest), to execute and deliver any such statements for and on behalf of Tenant.

XXIV.  ENVIRONMENTAL

24.1

Hazardous Material.  Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Property and/or Premises by Tenant or its Agents, except for such Hazardous Material as is necessary for Tenant’s business.  Any Hazardous Material permitted on the Property and/or Premises as provided herein, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to such Hazardous Material.  Title to Hazardous Materials will remain and be stored or disposed of solely in Tenant’s name.  Tenant shall not release, discharge, leak or emit or permit to be released, discharged, leaked or emitted, any material into the atmosphere, ground, ground water, surface water, storm or sanitary sewer system or any body of water, any Hazardous Material or any other material (as is reasonably determined by Landlord or any governmental authority) which may pollute or contaminate the same or may adversely affect (a) the health, welfare or safety of persons, or (b) the condition, use or enjoyment of the Property and/or Premises, or any other real or personal property.  At the commencement of  the Lease Term and each year thereafter during the Lease Term, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material that Tenant intends to store, use or dispose of on the Property and/or Premises during such year.  In addition, at the commencement of each year during the Lease Term, beginning with the second such year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials that were actually used, stored or disposed of on the Property and/or Premises if such materials were not previously identified to Landlord at the commencement of the previous year.

24.2

Definition.  As used herein, “Hazardous Material” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder (or any state counterpart to the foregoing statute); (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from  time to time, and regulations promulgated thereunder (or any state counterpart to the foregoing statute); (c) any oil, petroleum products and their by-products; (d) asbestos;  (e) polychlorobiphenyls (“PCB”);  and (f) any substance that is or becomes regulated by any federal, state or local governmental authority.

24.3

Tenant’s Liability.  Tenant hereby agrees that it shall be fully liable for all costs and expense related to the use, storage and disposal of Hazardous Material kept on the Property and/or Premises, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of Section 24.1 above.  Tenant shall defend, indemnify and hold Landlord and its  Agents harmless from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including without limitation, attorneys’ and consultants’ fees, court costs and litigation expense) of whatever kind or nature, known or unknown contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release or threatened release of any such Hazardous Material that is on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise located on or around the Premises; (b) any personal injury (including wrongful death), property damage (real or personal) arising out of or related to such Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material;  (d) any violation of any laws applicable thereto; (e) a decrease in value of the Property and/or Premises, (f) damages caused by loss or restriction of rentable or usable space;  and (g) damages caused by adverse impact on marketing of the space.  Without limitation of the foregoing, if the Tenant causes or permits the presence of any Hazardous Materials on the Property and/or Premises which results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Property and/or Premises to the condition existing prior to the presence of any such Hazardous Material on the Property and/or Premises.  Tenant shall first obtain Landlord’s approval for any such remedial action.  The provisions of this Section 24.3 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

24.4

Landlord’s Liability.  Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, losses and reasonable attorney’s fees to the extent caused by Landlord or its Agents and (i) arising out of or in connection with the existence of Hazardous Materials on the Property or Premises; or (ii) relating to any clean-up or remediation of the Property or  Premises required under any applicable environmental laws.  The obligations of Landlord under this Section 24.4 shall survive the Term of this Lease.

XXV.  SIGNAGE

25.1

Erection and Removal of Signs.  If Tenant desires any exterior signage or any other signage then Tenant shall provide the signage at Tenant's sole expense.  Any exterior tenant signage provided must meet the following criteria and be approved by Landlord prior to fabrication and installation.

a)

General Requirements:

1.

Tenant shall submit or cause to be submitted to Landlord before fabrication three (3) copies of detailed sign drawings for approval. Drawings shall include location, size, and layout, method of attachment and design of the proposed sign including all lettering and/or graphics. Tenant should note that approval action may take up to one week. The foregoing notwithstanding, however, no manufacturing or installation will be permitted without proper Landlord approvals.

2.

All permit for signs and their installation shall be obtained by Tenant or Tenant’s representative. Tenant is responsible for compliance with all governmental criteria and fees.

3.

All signs shall be construction and installed, including electrical hook-up, at Tenant’s expense and be installed by a licensed sign contractor.

4.

All signs will be reviewed by Landlord for conformance with this criteria and overall design quality. Approval or disapproval of sign submittal based on aesthetics or design shall remain the sole right of Landlord.

        5.

All signs and their installation shall comply with all local building and electrical codes.

        6.

No projections above or below the sign limits will be permitted. Signs must be within limits indicated.

        7.

No signs facing perpendicular to the face of the building or the storefront will be permitted.

8.

Electrical service to Tenant’s sign shall be controlled by Tenant’s time clock and Tenant’s electrical meter. Such service and switches shall be provided and installed at Tenant’s expense.

9.

Tenant is required to maintain signs in good working order at all times. Upon termination of the Lease, Tenant will remove its sign and repair, patch and/or paint any damaged areas caused by the sign to a condition acceptable to Landlord.

10.

Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other descriptive material shall be affixed or maintained upon the glass panes and/or supports of the show windows and doors, upon the exterior walls of building, or within twenty-four inches (24”) of the show windows.

11.

Each Tenant who has a non-customer door for receiving merchandise may have, as approved by Landlord, uniformly applied lettering on said door in location as directed by Landlord in two inch (2”) high black letters on rear doors or two inch (2”) high white letters on glass storefront doors.

b)

Non-illuminated Signs: Should Tenant desire signage it must conform as follows:

1.

Tenant’s address and trade name will be installed on the front door in white.

                             2.

All exterior’s overhead doors will be numbered and installed by Landlord.

3.

Tenant’s trade name may be installed in the designated “sign band” on the building as determined by Landlord. The signage will be limited to individual letters made of solid acrylic. The letters will be P.M.S. color back “C”. The letters will be a minimum of ¾” thick. The minimum size per letter shall be 12”. The maximum size per letter shall be 18”.

c)

Materials: Tenant may choose to have illuminated sign subject to the criteria described below:

1.

The height of the letters shall be 18” maximum, 12” minimum (unless stacked copy), with 1” stand off from building’s surface.

2.

All individual sign letters used on the Building must by P.M.S. color black “C”. If Tenant uses a logo as part of its trade name the logo may be different color.

3.

All sign lettering shall be reverse channel aluminum letter with halo effect lighting.

4.

All neon must be 6500 white in color - 60MA.

5.

The width of Tenant fascia sign shall not exceed sixty-six percent (66%) of the designated sign area as determined by Landlord. Where local ordinances do not allow fascia signs to be a width of sixty-six percent (66%) of the designated area, the local ordinance shall be adhered to. In no event shall he fascia sign exceed sixty-six percent (66%) of the designated area.

6.

No exposed lamps, transformers, tubing raceways, crossover, conductors, or conduit will be permitted.

7.

No audible flashing or animated signs will be permitted.

8.

No labels will be permitted on the exposed surface signs, expect those required by local ordinance which shall be placed in an inconspicuous location (preferable on the top of horizontal surface).

9.

All storefront reverse channel letters shall be fabricated of aluminum. Minimum size: .125 faces, .063 returns.

d)

Installation

1.

Tenant Coordinator will approve exact location of sign in relation to Tenant’s storefront width prior to installation.

2.

Tenant shall be responsible for the installation and maintenance of its sign.

3.

Electrical service and hook-up to all signs shall be from Tenant’s meter at Tenant’s expense.

4.

Raceway, conduits, transformers and other equipment must be concealed behind the wall surface.

5.

Tenant’s sign contractor shall repair any damage caused by said contractor’s work or by its agents or employees.

6.

Tenant shall be liable for the operations of Tenant’s sign contractor.

7.

All penetrations of the building structure required for sign installation shall be sealed in a watertight condition and shall be patched to match the adjacent finish.

XXVI.  MISCELLANEOUS

26.1

Merger.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease.  All prior understandings and agreements between the parties are merged in this Lease (which includes the Exhibits attached hereto and made a part hereof), which alone fully and completely express the agreement of the parties.  No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

26.2

Notices.  Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, if sent by Federal Express or other comparable delivery service, or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been received upon the earlier of receipt or, if mailed by certified mail, 3 days after such mailing:

Landlord's Notice

FGPB, LLC

Address:

1637 E. Timoney Road

Draper, UT 84020

Attention: Alan Wheatley

With a copy to:

FGBP, LLC

ATTN: Tonya Collins

PO Box 407

Provo, UT 84004

Tenant’s Notice

Flexpoint, Inc.

Address:

12184 S. Business Park Drive, Suite C

Draper, UT 84020

Attention: Clark Mower

26.3

Non-Waiver.  The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt by Landlord of Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

26.4

Parties Bound.  Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto.  However, the obligations of Landlord shall not be binding upon Landlord herein named with respect to any period subsequent to the conveyance and transfer of its entire interest in the Building, as owner thereof, and in the event of such conveyance and transfer, said obligations shall thereafter be binding upon each transferee, and Tenant waives all rights and causes of action Tenant may then have, as against the Landlord herein named.  Submission of this instrument by Landlord to Tenant for examination shall not bind Landlord in any manner, and no lease, option, agreement to lease or other obligation of Landlord shall arise until the instrument is signed by, and delivered to, both Landlord and Tenant.  Notwithstanding anything to the contrary in this Lease, the liability of Landlord hereunder and any recourse by Tenant against Landlord shall be limited solely and exclusively to an amount equal to the interest of Landlord in the Property, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor.

26.5

Recordation of Lease

.  Tenant shall not record or file this Lease in the public records of any county or state.

26.6

Survival of Obligations.  Upon the Expiration Date or other termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this Lease, any liability for any payment hereunder which shall have accrued to, or with respect to, any period ending at the time of expiration or other termination of this Lease shall survive the Expiration Date or other termination of this Lease.

26.7

Prorations.  Any apportionments or prorations of Rent to be made under this Lease shall be computed on the basis of a year containing three hundred sixty (360) days, consisting of twelve (12) months of thirty (30) days each.

26.8

Governing Law; Construction.  This Lease shall be governed by and construed in accordance with the laws of the state  of Utah.  If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation, or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  Tenant hereby consents that any legal action with respect to this Lease may be commenced and maintained in either the Third District Court for the State of Utah in Salt Lake County, Utah or the United States District Court for the District of Utah and consents to the personal and subject matter jurisdictions of those courts.  Tenant also agrees that venue is proper in either of those courts and waives any objection to venue.

26.9

Time.  Time is of the essence of this Lease and in the performance of all obligations hereunder.  If the time for performance hereunder falls on a Saturday, Sunday or a day which is recognized as a holiday in the state in which the Project is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in the state in which the Project is located.

26.10

Authority of Tenant.

(a)

If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the  district in which the Project is located, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

(b)

If Tenant signs as a partnership or limited liability company, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed, validly existing partnership or limited liability company, as applicable, qualified to do business in the applicable state, that the partnership or limited liability company, as applicable, has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership or limited liability company, as applicable.  Tenant further agrees that it shall provide Landlord with an  authorization from the partnership or limited liability company, as applicable, certifying as to the above in a form acceptable to Landlord.

26.11

Security

.  Landlord makes no representation or warranty regarding security at the Property, the Building or the Project.  If Tenant requests security services and Landlord approves such services, Tenant shall pay the cost of all such security services.

26.12

Financial Reports.  Prior to the execution of this Lease by Tenant and thereafter within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's internally prepared financial statements, certified by Tenant.

26.13

Rules and Regulations.    Tenant and its Agents shall at all times abide by and observe the Rules and Regulations set forth in Exhibit B and any amendments thereto that may reasonably be promulgated from time to time by Landlord for the operation and maintenance of the Project and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Project.  Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Project lease. If there is any inconsistency between this Lease (other than Exhibit B ) and the then current Rules and Regulations, this Lease shall govern.

26.14

Force Majeure.  The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstances arising out of (a) Landlord failing to fulfill, or delaying in fulfilling any of its obligations under this Lease by reason of fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, governmental authorities (permitting or inspection), governmental regulation of the sale of materials or supplies or the transportation thereof; war; invasion; insurrection; rebellion; riots; strikes or lockouts, inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing; or (b) any failure or defect in the supply, quantity or character of electricity, gas, steam or water furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord’s reasonable control.  Tenant shall not hold Landlord liable for any latent defect in the Premises or the Building nor shall Landlord be liable for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances or plumbing work of the same.  Tenant agrees that under no circumstances shall Landlord be liable to Tenant or any third party for any loss of, destruction of, damage to or shortage of any property; including, by way of illustration and not limitation, equipment, goods or merchandise, including Tenant’s Property placed on the Premises or suffered to be placed thereon by Tenant, it being the intention of the parties hereto that the risk of any and all such loss, destruction, damage or shortage shall be borne by Tenant.

26.15

Waiver of Jury Trial.  Landlord and Tenant each waive trial by jury in connection with proceedings or counterclaims brought by either of the parties against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

26.16

Attorneys' Fees.  If either Landlord or Tenant commences or engages in any legal action or proceeding against the other party (including, without limitation, litigation or arbitration) arising out of or in connection with the Lease, the Premises, the Property or the Project (including, without limitation (a) the enforcement or interpretation of either party’s rights or obligations under this Lease (whether in contract, tort, or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, together with any costs and expenses, incurred in any such action or proceeding, including any attorneys’ fees, costs, and expenses incurred on collection and on appeal.

26.17

Intentionally omitted.

26.18

Landlord's Fees.  Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

26.19

Light, Air or View Rights.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

26.20

Counterparts.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

26.21

Nondisclosure of Lease Terms.   Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants.  Accordingly, Tenant agrees that it, and its Agents shall not intentionally or voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building, the Premises  or the Project, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

26.22

Joint and Several Obligations.   If more than one person or entity executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that: (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally.  The act of or notice from, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to the exercise of any options hereunder, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted.

26.23

Intentionally Blank.

26.24

Anti-Terrorism.

Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws.  Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, its officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants.  At any time and from time-to-time during the term, Tenant shall deliver to Landlord within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this paragraph.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

TENANT:

FGBP, LLC

Flexpoint Sensor Systems, Inc.

By:   /s/ Alan J. Wheatley

By:

/s/ Clark M. Mower

Name: Alan J. Wheatley

Name:  Clark M. Mower

Title: Partner/property manager

Title:  President

Date:  9  December 2019

Date:  6 December 2019